Exhibit 16.1

April 5, 2017
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549
Re: Orion Group Holdings, Inc. (File No. 001-33891)
Ladies and Gentlemen:
We have read Item 4.01 of Form 8-K dated April 5, 2017, of Orion Group Holdings, Inc. and are in agreement with the statements contained in the 2nd and 3rd paragraphs on page 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.
/s/ Ernst & Young LLP